Exhibit 99.1

FOR IMMEDIATE RELEASE

Tuesday, October 30, 2007

QUEPASA CORPORATION MAKES BOLD MOVES TO ACCELERATE

LEADERSHIP POSITION

Scottsdale, Arizona – (October 30, 2007) - QuePasa Corporation (NASDAQ: QPSA) announces the appointment of a new executive team charged with improving the technology and growing the brand recognition of Quepasa.com, one of the largest, bicultural, Latino online communities. John C. Abbott, a seasoned entrepreneur and business professional will serve as Chief Executive Officer and Chairman of the Board of Directors. Board member Michael D. Matte will become the Chief Financial Officer.

John Abbott joins QuePasa following a career in investment banking and entrepreneurship, most recently serving as strategic and financial advisor to Altos Hornos de Mexico, S.A.B. de C.V., Mexico’s leading integrated steel producer. In addition to his activities in Mexico, Abbott launched two ventures in Brazil, namely Click Filmes, a Sao Paulo-based hotel video on demand business and Industria de Entretenimento, one of Brazil’s largest entertainment groups with rights to such brands as Pacha. Previously, Abbott spent 11 years in JP Morgan’s Latin America Mergers & Acquisitions group. Abbott earned an AB from Stanford University and an MBA from Harvard Business School.

“QuePasa maintains very strong brand equity which we will enhance via greater investment in technology,” said John Abbott, CEO.

Mike Matte is a senior financial officer with extensive experience with both public and private companies and served on the Company’s board and was the Audit committee chairman until his appointment as Chief Financial Officer. His areas of expertise include IPOs, SEC reporting, raising equity capital and debt restructuring. He has provided financial leadership for companies such as Cyberguard Corporation, the leading provider of enterprise gateway security and Intime systems, a public software developer and systems integrator. Matte began his career at PricewaterhouseCoopers and holds an accounting degree from Florida State University.

“We have a strong combination of talent and resources to make a big difference in the marketplace,” said Mike Matte, CFO of QuePasa. “We are bullish on the growth potential and value of the Hispanic market,” he continued.

Robert Stearns resigned as CEO on Thursday, October 25th to pursue other opportunities. “We graciously thank Rob for his commitment to QuePasa and wish him the best in all future endeavors,” said Abbott.

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QuePasa Corporation (NASDAQ: QPSA), headquartered in Scottsdale, Arizona (with offices in New York, Miami and Mexico), owns QuePasa.com, one of the world’s largest, bicultural, Latino, online communities committed to providing entertaining, enriching, and empowering products and services. The website serves its users in the U.S. and Latin America in both Spanish and English.

Contacts:

Gisela Girard	Rachel Ferry
Creative Civilization,	Creative Civilization
(210) 227-1999	(210) 227-1999
ggirard@creativecivilization.com	(210) 896-0238, Cell
rferry@creativecivilization.com

Safe Harbor/Forward-Looking Statements of QuePasa Corporation

Statements in this press release that refer to plans and expectations for the future are forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by the Company. In addition to the Risk Factors described in Item 1 of the Company’s Form 10-KSB, as amended, for the fiscal year ended December 31, 2006, these factors include, but are not limited to, the possibility of liability for information displayed or accessed via the Company’s website and for other commerce-related activities; competition in the operation of websites and in the provision of information retrieval services; changing laws, rules, and regulations; potential liability for breaches of security on the Internet; dependence on third party databases and computer systems; competition from traditional media companies; new technologies that could block the Company’s ability to advertise; and, with respect to the matters described in this press release, the success of the Company’s new senior management team.